SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549






                                    FORM 8-K/A


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  OCTOBER 10, 1997
                                                         ----------------

                           COMMISSION FILE NO. 1-8137
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                         AMERICAN PACIFIC CORPORATION
                      -----------------------------------
             (Exact name of Registration as specified in charter)

               Delaware                      59-649047
         ---------------------------------------------------------
         (State or other jurisdiction of    (I.R.S. Employer
         incorporation or organization)     Identification Number)


         3770 Howard Hughes Parkway #300
         Las Vegas, Nevada                             89109
         ----------------------------------------      -----
         (Address of principal executive offices)    (Zip Code)

         Registrant's telephone number, including area code:  (702) 735-2200
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

ITEM 5.  OTHER EVENTS
         ------------

         On October 10, 1997, American Pacific Corporation (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with Kerr-McGee Chemical Corporation ("Kerr-McGee"). The Agreement contemplates that the Company will acquire certain intangible assets related to Kerr-McGee's production of ammonium perchlorate ("AP"). The Agreement calls for a purchase price of $39 million, and grants the Company the option to purchase limited AP inventory of Kerr-McGee for additional consideration.

     Closing of the transaction is subject to a number of conditions, including the Company's securing of financing for 100 percent of the purchase price, and to both parties filing premerger notifications with the Federal Trade Commission and the Department of Justice under the Hart-Scott Rodino Antitrust Improvements Act of 1976, with no adverse action following such notifications.

     The Company also reported that it is cooperating with the pending investigation of State and local agencies regarding trace amounts of perchlorates in Lake Mead, which is located in the County in which Kerr-McGee operations are conducted and in which the Company's AP operations were conducted prior to May 1988.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

        *(c)  Exhibits. Press release dated October 10, 1997

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*  Previously filed.
                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            AMERICAN PACIFIC CORPORATION
                                       (Registrant)



Date:  July 21, 1998        By:     /s/ David N. Keys
                                --------------------------------------
                                David N. Keys
                                Senior Vice President
                                Chief Financial Officer and Treasurer